UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2008

VIPR INDUSTRIES INC.

(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

033-12877	47-0777141
(Commission File Number)	(IRS Employer Identification No.)

First Canadian Place
100 King Street W. 37 th Floor
Toronto, Ontario, Canada, M5X-1C9

(Address of principal executive offices and zip/postal Code)

(416) 644-8648

(Registrant's telephone number including area code)

(416) 352-5218

(Registrant's fax number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: VIPR INDUSTRIES INC. (REGISTRANT) IS FILING THIS CURRENT REPORT ON FORM 8K/A TO AMEND CERTAIN ITEMS OF PREVIOUS REPORT ON FORM 8-K INITIALLY FILED WITH THE SECURITIES EXCHANGE COMMISSION ON MARCH 18, 2008 TO: (A) DISCLOSE MORE INFORMATION AS TO WHY IT DID NOT DISCLOSE INFORMATION ON PREVIOUS AUDITOR AS PER ITEM 304(A)(l) OF REGULATION S-K. (B) REMOVE STATEMENT REGARDING ANY RECENTLY FILED FINANCIAL STATEMENTS FROM ITEM 4.01 DUE TO NOT HAVING FILED ANY FORM 10K OR 10QSB WITH THE SECURITIES AND EXCHANGE COMISSION ON ITS EDGAR SYSTEM. (C) AMEND ITEM 5.01 FILED ON MARCH 18, 2008 AS PER THIS AMENDED 8K/A BELOW:

Section 4 - Matters related To Accountants and Financial Statements

Item 4.01. Changes in Registrants Certifying General Accountant

On February 14, 2008, the Company (Registrant) engaged the services of Accounting and Auditing Firm, Chisholm, Bierwolf and Nilson to act on the company’s behalf as its Independent Auditor. The firm has been retained to perform an audit on behalf of the registrant in its efforts to be current with its filing obligations. A retainer was advanced by the Registrant. The Registrant is unable to disclose any information on previous auditors as per Item 304(a)(l) of Regulation S-K due to registrant not having any previous auditors. Chishom, Bierwolf and Nilson is the companies first independent auditor of record.

Section 5 - Corporate Governance and Management

Item 5.01 Departure Of Directors or Certain Officers, Election of Directors; Appointment of Principle Officers

(a)
At a special meeting of the Board Of Directors held on March 14, 2008, VIPR Industries (the “Company”) appointed one new officer. Effective immediately, Gabor Harsanyi, has been appointed as Chief Financial Officer of the Company. The Board Of Directors and/or Officers now consists of Mike Gerstner, JC Barbeck, Gabor Harsanyi, and John Riccio. Mr. Gerstner shall hold the positions of Chairman, President, Chief Executive Officer, and Director, JC Barbeck shall hold the position of Chief Operating Officer, and Director, Gabor Harsanyi shall be the companies Chief Financial Officer. John Riccio is the companies independent director.

(b)
Mike Gerstner, age 43, has been a successful businessman for over 20 years and has assisted many companies as a consultant in both operations and management. His experience in business transactions, knowledge of public company structure and financings, as well as corporate governance will make him a valued asset to the company. He will oversee the Board in order that the Company’s audit controls are strictly adhered to as well as approve and implement key decisions, material expenditure, and alterations to share capital. As of the date of this filing Mr. Gerstner is not a holder of any shares or options in the Company.

JC Barbeck, age 37, has been instrumental in raising venture capitol for IPO vehicles and has been a consultant for various established financial institutions for over ten years. His background in business and finance in the investment industry has enabled him to secure placement in such companies as High Grows LLC, where he was in charge of sales and development for Futures and options trading. JC Barbeck has also co-founded and was CEO of Avion Rising Inc., a private investment company that had interest in commercial real estate and acquired patents for quantum electrodynamics technology.
He has also brought together several key players and investors for various small to mid size firms. Mr. Barbeck has also been a supporter and an active fundraiser for Leading Edge Earth Products. A company within the building industry that has sold contracts to Louisiana and the state of Florida as a hurricane relief project. As of the date of this filing Mr. Barbeck is not a holder of any shares or options in the Company.

Gabor Harsanyi, age 58, has been operating as an entrepreneur in the business and real estate sector for over thirty years. After acquiring a degree in electrical engineering, he successfully ran a commercial and residential real estate company of over three hundred employees for five years. He then co-launched a public company, Leading Edge Earth Products and now is responsible for distributions and holds exclusive licensing rights for all of Mexico. Mr. Harsanyi also holds proprietary ownership of a technical trading software that he co-wrote which deals with futures and options trading on the S & P and the Dow. He has been hired by a number of banks and public companies over the years as a consultant and technical advisor. His acumen and leadership has turned companies around that were on the verge of bankruptcy through his “critical milestone” techniques. Mr. Harsanyi currently holds a black belt in Hapkido and teaches Bikrams Yoga. As of the date of this filing Mr. Harsanyi is not a holder of any shares or options in the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPR Industries Inc. (Registrant)

Date: April 10, 2008	By:	/s/ Mike Gerstner
Mike Gerstner
President, CEO

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